UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 16, 2022

ALLIED HEALTHCARE PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19266	25-1370721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri (Address of principal executive offices)	63110 (Zip Code)

Registrant’s telephone number, including area code
(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01	AHPI	The NASDAQ Stock Market, LLC

Item 1.01 Entry into a Material Definitive Agreement

The disclosures under Item 2.01 of this Current Report on Form 8-K are incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquistion or Disposition of Assets

On June 16, 2022 (the “Effective Date”), Allied Healthcare Products, Inc., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), with Fyler Storage Properties, LLC, a Missouri limited liability company (the “Purchaser”), for the sale of certain real property consisting of the Company’s manufacturing facility located at 1720 Sublette Avenue and 5427-29 Northrup Avenue, St. Louis, Missouri (the “Property”), for an aggregate purchase price of $8,300,000.00 (the “Purchase Price”). Pursuant to the Purchase Agreement, the Company has agreed to lease back the Property, subject to the material terms set forth below.

On June 21, 2022 the Company completed the sale of the Property to the Purchaser for an aggregate purchase price of $8,300,000.00 (the “Purchase Price”). Pursuant to the Purchase Agreement, $1,500,000.00 of the Purchase Price (the “Improvement Escrow”) is subject to an escrow agreement to pay for the repair and/or replacement of certain agreed upon work, including the roof, HVAC system and certain lighting in the offices. The Purchase Agreement contains representations, warranties and covenants of the Company and the Purchaser customary for sale-leaseback transactions. Any funds remaining in the Improvement Escrow will be paid to the Company when the improvements are substantially completed.

As part of the transaction, a Commercial Lease dated as of June 21, 2022 (the “Lease”) was entered into between the Company and the Purchaser. Pursuant to the Lease, the Company is leasing the Property for an initial term of fifteen years and ten days, with five renewal options of five years each. The initial base annual rental is $688,800 and is subject to an annual increase equal to two percent of the rent of the expiring lease year. The Lease is a triple net lease and the Company is responsible for all maintenance, repairs, insurance, taxes, utilities and other costs of the occupancy and use of the Property. If an event of default by the Company occurs under the terms of the Lease, among other things, Purchaser is entitled to all of its remedies available at law or in equity. Pursuant to the Lease, an amount equal to four (4) months of initial rental payments ($229,600.00) is being held in escrow to guaranty the payment by the Company of rent for the first two years of this Lease. Any funds remaining in the rent escrow will be paid to the Company on July 1, 2024.

There are no material relationships between the Company and Purchaser or any of their affiliates, directors, officers, or associates, other than in respect of the transactions described above.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Lease filed as exhibits to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 2.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Description

99.1	Purchase and Sale Agreement by and between the Company and Fyler Storage Properties, LLC , dated June 16, 2022

99.2	Commercial Lease by and between the Company and Fyler Storage Properties, LLC , dated June 21, 2022

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

By:

Date: June 22, 2022		/s/ Daniel C. Dunn
Daniel C. Dunn
Chief Financial Officer